AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of February 8, 2007 (this “Amendment”), between Goldman Sachs Mortgage Company, as buyer (the “Buyer”), New Century Warehouse Corporation, as the seller (the “Seller”) and New Century Financial Corporation, as guarantor (the “Guarantor”).

RECITALS

The Buyer, the Seller, and the Guarantor are parties to that certain Master Repurchase Agreement, dated as of February 15, 2006 as amended by Amendment No. 1, dated as of October 25, 2006 and Amendment No. 2, dated as of November 30, 2006 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is a party to that certain Guaranty (the “Guaranty”), dated as of February 15, 2006, as the same may be amended from time to time, by the Guarantor in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and reaffirm the Guaranty on the date hereof.

Accordingly, the parties hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1. Uncommitted Transactions. Notwithstanding anything to the contrary set forth in the Existing Repurchase Agreement, the Repurchase Agreement is not a commitment by the Buyer to enter into Transactions with the Seller but rather sets forth the procedures to be used in connection with periodic requests for the Buyer to enter into Transactions with the Seller. The Seller hereby acknowledges that the Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to the Repurchase Agreement.

Section 2. TPO Transactions. Notwithstanding anything to the contrary set forth in the Existing Repurchase Agreement, the Buyer and the Seller shall only enter into Transactions the subject of which are TPO Mortgage Loans. All references to the Maximum Purchase Price shall be deemed to be to the Maximum TPO Purchase Price.

Section 3. Definitions. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting:

3.1 deleting clause (c) to the definition of “Insolvency Event” in its entirety and replacing it with following:

“(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Material Subsidiary in an involuntary case (which has not been dismissed within ten (10) days after such proceeding is instituted) under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or”

3.2 the definition of “Obligations” in its entirety and replacing it with the following:

“Obligations” shall mean (a) any amounts owed by the Seller to the Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; (b) all other obligations or amounts owed to the Buyer under the Guaranty, and (c) all other obligations or amounts owed by the Seller or the Guarantor or their Affiliates to the Buyer or an Affiliate of the Buyer under any other contract or agreement, in each case whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

3.3 the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean May 14, 2007.

Section 4. Income Payments. Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsections (c) and (d) in their entirety and replacing them with the following:

“(c) The Seller shall hold for the benefit of, and in trust for, the Buyer all income, including without limitation all Income received by or on behalf of the Seller with respect to such Purchased Mortgage Loans. All such Income shall be held in trust for the Buyer and shall constitute the property of the Buyer, except for tax purposes for which it shall be treated as income and property of the Seller. As soon as possible but in no event later than two (2) Business Days of receipt thereof, the Seller shall remit to Buyer in accordance with the Buyer’s instructions all such Income. With respect to each Payment Date, the Buyer shall apply all Income as follows:”

“(d) Reserved.”

Section 5. Security Interest. Section 8(a) of the Existing Repurchase Agreement is hereby amended by deleting the first two paragraphs thereof in their entirety and replacing them with the following:

“(a) Security Interest. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, the Seller hereby pledges to Buyer and its Affiliates as security for the performance by the relevant obligor of all Obligations and hereby grants, assigns and pledges to Buyer and its Affiliates a security interest in its right, title and interest in the Purchased Mortgage Loans, the Records, and all servicing rights related to the Purchased Mortgage Loans, the Facility Documents (to the extent such Facility Documents and the Seller’s right thereunder relate to the Purchased Mortgage Loans), any Take-out Commitments relating to any Purchased Mortgage Loan, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan, the Collection Account, the TPO Disbursement Account, any Interest Rate Protection Agreements relating to any Purchased Mortgage Loan, and any other contract rights, accounts (including any interest of the Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan and any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, and any proceeds and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Mortgage Loan Schedule and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

In addition, the Seller hereby grants a security interest to the Buyer and its Affiliates in all of its right, title and interest under this Repurchase Agreement (including its contractual rights to the redelivery of the Repurchase Assets) as security for the performance by the relevant obligor of all Obligations.  The security interests granted in this Section 8(a), to the extent they secure the obligations of a party other than the pledgor, shall be binding notwithstanding any defenses otherwise available to a surety.  The Buyer and its Affiliates shall have all remedies of a secured party under the Uniform Commercial Code with respect to such security interest, including the right to foreclose and collect on such security interest upon any default under any Obligations, in order to satisfy any Obligations.

The Seller hereby authorizes the Buyer and its Affiliates to file such financing statement or statements relating to the Repurchase Assets as the Buyer and its Affiliates, at their option, may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

Upon an Event of Default, the Buyer and its Affiliates shall be entitled to all remedies available to a secured creditor under the Uniform Commercial Code and shall have the right to apply the Repurchase Assets or any proceeds therefrom to all Obligations.”

Section 6. Most Favored Status. Section 12 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (z) thereto with the following:

“(z) Most Favored Status. In the event that the Seller or the Guarantor have entered into or shall enter into or amend a repurchase agreement, warehouse facility, credit facility or other similar arrangement with any Person which by its terms provides more favorable terms with respect to any financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Section 12(j) hereof (a “More Favorable Agreement”), the terms of this Repurchase Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement.”

Section 7. Events of Default. Section 13.01 of the Existing Repurchase Agreement is hereby amended by deleting subsections (a) and (f) in their entirety and replacing them with the following:

“(a) Payment Default. The Seller shall default in (i) the payment of any amount of Repurchase Price or the payment of any amount or delivery of any Eligible Mortgage Loan in connection with a Margin Deficit related to a Margin Call, in each instance payable or deliverable by it hereunder or under any other Facility Document, or (ii) the payment of Expenses (and such failure to pay Expenses shall continue for more than 3 Business Days following notice to the Seller by the Buyer); or

“(f) Cross-Default. Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by the Seller, the Guarantor or their Material Subsidiaries under any agreement (after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness in excess of $10,000,000 of the Seller, the Guarantor, any Material Subsidiary, New Century Mortgage Corporation, Home123 Corporation, New Century Credit Corporation or NC Capital Corporation, as applicable, or any default under an Obligation when due or any default under any servicing agreement of the Seller, the Guarantor, any Material Subsidiary, New Century Mortgage Corporation, Home123 Corporation, New Century Credit Corporation or NC Capital Corporation, as applicable; or”

Section 8. Assignability. Section 18 of the Existing Repurchase Agreement is hereby amended by adding the following language at the end of the first paragraph thereof:

“Nothing herein shall restrict the Buyer’s ability to assign its rights (and not its obligations) hereunder and under the other Facility Documents to an Affiliate of the Buyer.”

Section 9. Set-Off. Section 22 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from the Seller, the Guarantor or any Affiliate thereof to the Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Buyer or any Affiliate thereof to or for the credit or the account of the Seller, the Guarantor or any Affiliate thereof. The Buyer agrees promptly to notify the Seller after any such set off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

The Buyer shall at any time have the right, in each case until such time as the Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that the Buyer would otherwise be obligated to pay, remit or deliver to the Seller hereunder if an Event of Default or Default has occurred and is continuing with respect to the Seller or the Guarantor.”

Section 10. Intent. Section 31 of the Existing Repurchase Agreement is hereby amended by deleting subsections (a) and (c) in their entirety and replacing them with the following:

“(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the USC.”

“(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder.”

Section 11. Conditions Precedent.  Section 3.2 of this Amendment shall become effective as of February 14, 2007, all other provisions in this Amendment shall be effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

11.1 Delivered Documents.  On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;

(b) Amendment No. 4 to the Pricing Side Letter, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;

(c) Amendment No. 2 to the Custodial Agreement, executed and delivered by duly authorized officers of the Buyer, the Seller and the Custodian;

(d) duly authorized and filed Uniform Commercial Code financing statements on Form UCC3; and

(e) such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 12. Representations and Warranties.  The Seller and the Guarantor hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed and that no Event of Default has occurred or is continuing, and except as set forth in that certain Notice and Waiver, dated as of February 7, 2007 among the Buyer, the Seller and the Guarantor, hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

Section 13. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Facility Document, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Facility Document, except as expressly set forth herein.

Section 14. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 15. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY,
a New York Limited Partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation,

as General Partner
By: /s/ Marc Flamino
Name: Marc Flamino
Title: Authorized Signatory

SELLER:

NEW CENTURY WAREHOUSE CORPORATION

By: /s/ Karl Weiss
Name: Karl Weiss
Title: Senior Vice President

GUARANTOR:

NEW CENTURY FINANCIAL CORPORATION

By: /s/ Stergios Theologides
Name: Stergios Theologides
Title: Executive Vice President

By: /s/ Brad A. Morrice
Name: Brad A. Morrice
Title: CEO and President